Exhibit 6.4

LEASE AGREEMENT

The following contains all the terms and conditions of, and agreements with respect to a lease arrangement by and between One Chestnut Street Limited Partnership, its successors and assigns, whose mailing address is P.O. Box 3753, Nashua, NH 03061 ("Lessor") and Storage Acquisition Nashua Chestnut Street, L.L.C. whose mailing address is c/o Storage USA Inc., 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 ("Lessee") for the lease of certain space located in the building at One Chestnut Street, Nashua, NH (the "Building").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee agree that the Lessor shall demise and lease unto the Lessee and the Lessee shall lease from the Lessor certain space in the Building as follows:

1. PREMISES. The leased space consists of the following:

(a) Approximately 40,000 square feet located in the basement of the Building, such space containing the entire basement floor, exclusive of all utility areas, rest rooms and other common areas.

(b) Approximately 2350 square feet of space located on the first floor of the Building, such space consisting of approximately 1325 square feet of warehouse space located in the northeast corner of the Building and 1025 of space located within the north loading dock nearest the northeast stairwell.

(c) Approximately 17,350 square feet located on the fifth floor of the Building, such space containing the eastern side of the floor.

All such leased space described above shall be referred to as the "Premises" and is shown on the plans annexed as Schedule One.

2. TERM. The term of this Lease shall commence as of the Lease Commencement Date, which date shall be January 31, 2001. This Lease shall continue until December 31, 2010, subject to four (4) five (5) year options to extend the term hereof. Upon the expiration of the initial term and each of the first three extension terms, this lease shall be automatically extended, without action by any party, unless Lessee notifies Lessor of its election not to exercise its extension option, by written notice provided to Lessor not later than the date which is 270 days prior to the end of the then-current term. If Lessee exercises all four of its extension options, the term of this Lease shall end on December 31, 2030. Upon the expiration of this lease, Lessee shall vacate the Premises and remove all of its personal property, equipment and other contents, including without limitation the individual self-storage units installed in the Premises.

3. RENT. The Lessee shall pay to the Lessor the base rent as follows:

The base rent payable for the Premises for the first lease year (calendar year 2001) shall be one hundred and forty seven thousand eighty-four dollars ($147,084) per annum, payable in monthly installments of twelve thousand two hundred fifty-seven dollars ($12,257) each ("Base Year Rent").

The base rent payable shall increase as of January 1st in each calendar year of the term (beginning on January 1, 2002) in accordance with the increase in the Consumer Price Index, using the Consumer Price Index most recently published prior to January 1 of each year during the term and comparing it to such index most recently published as of January 1, 2001. Notwithstanding the foregoing, the base rent payable hereunder shall never be increased by more than three and one-half percent (3-1/2%) in any single year, and shall never be less than the base rent for the prior year. Reference to the Consumer Price Index shall mean the Consumer Price Index for all Urban Consumers, US City Average, all items as published by the US Department of Labor Statistics, Washington D.C., or if such index shall cease to be published, then a reasonable substitute selected by Lessor and approved by Lessee, such approval not to be unreasonably withheld.

The monthly rent installments shall be payable in advance on the first day of each calendar month without prior demand and without any offset or deduction. In addition to the base rent, the Lessee shall reimburse to Lessor on a monthly basis for any electrical usage within the Premises above and beyond usage for basic warehouse lighting and general office use in the office area ("Ordinary Electrical Use"). This shall be done on an estimated basis. Lessor acknowledges that the use of the Premises as operated by Gateway Self-Storage immediately prior to the date of this Lease did not require electrical use in excess of Ordinary Electrical Use. In the event that Lessor determines that Lessee is using electricity in excess of Ordinary Electrical Use, Lessor will promptly notify Lessee of such determination. Lessee shall have the right, at its expense, to install one or more submeters to measure such additional electricity, and Lessor agrees to utilize such submeters in preparing its estimate of Lessee's excess electrical usage.

The base rent paid shall be on a "gross" basis. All utilities (except for any electrical usage as described above), insurance and other common area charges are included in the base rent. All rent shall be mailed to One Chestnut Street Limited Partnership, c/o Tichnor Properties, P.O. Box 3753, Nashua, NH 03061, or to other such persons or other places as directed from time to time by Lessor. All rent and any other sums due under this lease not paid within fifteen days of the date due shall bear interest at the annual rate equal to twelve percent (12%).

Upon the execution of lease, Lessee shall pay the first month's rent.

The Lessee shall pay to the Lessor as additional rent, 13.8% of any increase in the real estate and personal property taxes assessed against the entire Building, of which the Premises form a part, including the land, Building and any signs situated thereon, above the fiscal year 2001 base year amount. Any such increase shall be prorated should this Lease terminate before the end of any fiscal year. The Lessee shall make payment within thirty days of written notice from the Lessor that such increase in taxes are payable by the Lessor.

4. <u>USE</u>.

(a) The Premises described in Paragraph 1 above shall be used only for the purpose of the operation of a self-storage facility, including an office and loading area and doors in the area of the Premises described in Paragraph 1(b), and for no other use. Lessee shall be permitted to operate a truck rental dealership and to rent trucks as such. The number of rental

trucks permitted in the parking area shall be limited to a maximum of five trucks at any point in time, and all trucks shall be parked in the rear parking lot. Lessee shall also be permitted to sell moving supplies and materials in the normal course of business. Lessor agrees that during the term of this Lease (including any renewal terms) it will not operate or permit the operation of a self-storage facility elsewhere in the Building in which the Premises are located.

(b) The Premises are leased, and all other rights set forth herein are granted, subject to all easements, mortgages, restrictions and other matters of record affecting the Building and lot on which the Building is located.

(c) Lessee acknowledges and agrees that it must not warehouse product in excess of Lessor's 200 PSF floor loading requirements. Lessee also acknowledges and agrees that it will not be storing, transporting or using any hazardous material or waste and that it will not be storing, transporting or using any odor-producing chemicals or processes at the Premises or within the Building.

(d) Lessee shall at its sole expense be responsible for the prompt removal of all trash, refuse, and the like from the Premises.

(e) Lessee warrants that its use of the Premises shall be in compliance with all city, state and federal laws, rules and regulations, including but not limited to all zoning laws. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association of any similar body succeeding its powers. The Lessee shall on demand reimburse Lessor for all extra premiums caused by Lessee's use of the Premises over and above those premiums that would result from the present rating on the Building of which the Premises are a part.

(f) Hazardous Waste. Without limiting the generality of its other covenants hereunder, Lessee agrees in regard to the use and occupancy of the Premises to comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances". The Lessee unconditionally, absolutely and irrevocably indemnifies and agrees to defend and hold harmless the Lessor and its officers, employees, agents, contractors and those claiming by, through or under Lessor, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by the Lessor on account of the use, release or discharge from the Premises by Lessee or by its agents, contractors, employees or assigns, of "hazardous substances", including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action based upon nuisance, negligence or other tort theory alleging liability due to Lessee's improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Premises under any federal, state or local laws pursuant to which a lien may be imposed due to the existence of hazardous substances; provided that Lessee shall have no obligations or liability hereunder for preexisting conditions on the Premises.

For purposes of this section, "hazardous substances" shall include "oil", "hazardous materials", "hazardous waste", or "hazardous substances" (collectively, the "Hazardous Materials"), asbestos and asbestos-containing materials, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. as amended and the regulations promulgated hereunder and all applicable state and local laws, rules and regulations.

(g) Lessee shall not produce excessive noise within the Premises or within the Building. Lessee shall use anti-vibrating pads under any machinery or compressors it uses, and shall use soundproofing around any compressors.

5. ALTERATIONS AND ADDITIONS.

(a) Lessee has made a complete visual inspection of the Premises and is leasing the Premises on an "as is" basis, without relying on any representations or warranties whatsoever from Lessor with respect to the Premises, the condition thereof or suitability for any particular purpose, and without any obligation on the part of Lessor to make any alterations or improvements for Lessee's occupancy, except as stated in (c) below. The Lessee shall not make any alterations to the Premises, except (i) changes to the self-storage layout or other non-structural alterations which do not affect the mechanical systems for the Building and do not adversely affect any other tenant in the building, (ii) with the written approval of Lessor in advance of any other alterations, which approval will not unreasonably be withheld. Any such allowed alterations or additions shall be at Lessee's expense and shall be completed in a good and workmanlike manner and in compliance with all applicable laws. At the termination of this lease the Lessee shall turn back the Premises in the same condition as at the commencement, reasonable wear and tear and damage by casualty required to be repaired by Lessor excepted (in the case of damage required to be repaired by Lessee, Lessee may elect to turn back the Premises at the expiration of the term without repairing such damage, provided it delivers to Lessor insurance proceeds or other funds sufficient to pay for such repairs.) All walls, electrical wiring and other items considered to be fixtures shall not be removed from the Premises during or at the expiration of this lease without the prior approval of Lessor.

(b) Lessee acknowledges that Lessor is not making any alterations or improvements to the utilities and services, except as stated in (c) below. Lessee represents that it does not need any services beyond what currently exist, except as stated in (c) below.

(c) None.

(d) Lessee shall not permit any mechanics liens or similar liens to remain upon the Premises for labor and materials furnished to Lessee or claimed to have been furnished to Lessee and shall cause any such lien to be released of record immediately without cost to Lessor. Lessee shall also be responsible, at its own expense, for obtaining any necessary building permits or valid certificate of occupancy after any alterations or improvements are made by Lessee or at Lessee's request, if so required.

(e) Lessee shall not obstruct in any manner any portion of the Building or the Premises, or any windows or doors, without the written approval of Lessor.

(f) Lessee shall keep the Premises equipped with any and all safety appliances as required by law or regulation of any public authority. Lessee shall also conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building.

6. MAINTENANCE AND SERVICES.

(a) Lessee shall be responsible for the maintenance and repair of the Premises, and agrees to maintain the interior of the Premises in the same condition as they are at the commencement of the term, or as they may be put in during the term, reasonable wear and tear excepted. Lessor shall be responsible for the maintenance, operation and repair of the Building systems and the Building structure of which the Premises are a part including the freight elevators, except for such repairs necessitated by the negligence or misconduct of Lessee, its agents, employees and contractors. Lessee shall be responsible for the maintenance, repair and operation of any electrical wiring and fixtures within the Premises, unless such wiring pertains to the general Building systems and is not related to the specific fixtures used by Lessee.

(b) Lessor shall provide (i) electricity (standard 110 service as described above), (ii) heat during the heating season, (iii) snowplowing and shoveling, (iv) maintenance, cleaning and repairs to all the Building common areas including but not limited to the parking areas and exterior landscaping, and (v) an alarm system for the Building perimeter.

(c) Lessor shall be granted access at all times to the Premises, in order to perform inspections, maintenance and repairs, to the Premises, the Building or the Building systems located in the basement, first floor and fifth floor of the Building. This includes but is not limited to access to all plumbing, sprinkler systems, elevator machine rooms, electrical service, electric and water meters, compressors, telephone rooms, pipes, conduits, wires and any other items or areas related to the Building operation and systems. Lessor shall also have the right to make access available at all reasonable times to prospective or existing mortgagees or purchasers of any part of the Building or prospective tenants, during normal business hours. Notwithstanding the foregoing, Lessor acknowledges that it may not obtain access to the individual self-storage units. Lessor agrees to provide reasonable notice to Lessee (except in emergencies) prior to exercising its rights of access granted hereunder, except that Lessee agrees that in the case of access to the Building's utility and mechanical areas during the regular business hours of Lessee's self-storage facility, Lessor will endeavor to provide prior notice but prior notice shall not be required. In all such cases, the workers needing access to the utility and mechanical areas shall check in with the staff person then on duty at the self-storage facility prior to commencing any work.

7. ACCESS AND COMMON AREAS.

(a) Lessee shall be limited to the use of only the Premises and shall not have the right to use any other space within the Building. Lessee shall be entitled to use the loading docks, staging area and freight elevators located on the north side of the Building on a

nonexclusive basis and only during normal business hours, unless other arrangements are specifically made with Lessor. The primary elevator that Lessee shall use shall be the northeast elevator and the backup elevator shall the northwest elevator. Such backup elevator shall only be made available to Lessee in the event that the primary elevator is not in operation. It is understood that both elevators are to be used on a nonexclusive basis. Lessee shall not be permitted to use the passenger elevator.

Lessee acknowledges that there are other tenants throughout the Building and that it will not interfere with the use and enjoyment of any other tenants' (current or future) leases. There is no smoking allowed within the Premises or the common areas of the Building.

(b) Access to the Premises shall be 7:00 AM to 7:00 PM each day (including weekends). However, access to the remainder of the Building shall be during the normal business hours of the Building. The normal business hours are Monday through Friday from 7:00 AM until 7:00 PM and Saturday from 7:00 AM until 1:00 PM. A perimeter alarm system is activated during all nonbusiness hours. During Lessee's additional hours Lessee shall not have access to the northwest elevator or common area of the Building.

(c) Lessee shall be entitled to the use of up to five unassigned parking spaces in the parking area immediately adjacent to the self-storage office in the front area of the Building. In addition, Lessee shall be entitled to the use of up to five parking spaces in the rear of the Building for its rental trucks only.

(d) Lessee shall comply with all reasonable rules and regulations of uniform applicability to all lessees as Lessor my promulgate during the term of this lease.

8. SIGNAGE. Lessee shall not be permitted to place any signs on the property of Lessor without the written consent of Lessor. At Lessee's request, Lessee's name shall be listed on the Building directory in the lobby of the Building. Notwithstanding the foregoing, Lessee shall be permitted to use all of the Gateway Self-Storage signs presently located on the Building (and to reletter or replace such signs with comparable signs) so long as the City of Nashua allows them to remain on the Building provided that all such signs shall advertise Lessee's operation at the Building only, and shall not advertise any other matter.

9. WAIVER AND INDEMNIFICATION. The Lessee agrees to (a) indemnify Lessor, its partners, agents, employees, contractors and guests on account of any damage or injury to any person or property occurring in the Premises, arising out of or by the use or occupancy of the Premises by the Lessee or arising from the failure of the Lessee to keep the Premises in satisfactory condition or arising out of any breach by Lessee of its obligations hereunder; and (b) waive any and all claims against Lessor, its agents, employees, contractors and guests for damages to its goods or equipment located on the Premises and for injuries to persons on or about the Premises from any cause whatsoever arising at any time, except for the willful negligence of Lessor or his employees but in such case, Lessor liability shall be limited to damage to furniture, furnishings and business equipment typically found in an office and Lessor shall have no responsibility for indirect or consequential damages, damages to computer software and data or other unusually valuable or proprietary property or for the contents of any self-storage unit. Lessor agrees to indemnify Lessee on account of any damage or injury to any

person or property occurring in or about the Premises or the Building, to the extent that such damage or injury arises out of the intentional wrongful acts or negligent acts of Lessor, its agents, contractors and subcontractors, provided that Lessor's liability for injury to property shall be limited in the same manner as provided in the preceding sentence. Lessor shall not be liable to Lessee, its agents, employees, contractors or guests for any damage by or any act of fault or negligence of any third party.

10. INSURANCE. The Lessee agrees at its sole expense to at all times during the term of this lease keep in force a policy of commercial general liability insurance and property insurance written on an all risks basis and covering the Premises and insuring the Lessee, and also including Lessor as an additional insured against liability arising out of Lessee's use of the Premises. Such liability insurance shall be with a carrier licensed and in good standing in New Hampshire and satisfactory to the Lessor (and any mortgagee if applicable) and shall provide coverage as follows:

Combined Single Limit for Bodily and Property Damage--
$2,000,000 each occurrence and $2,000,000 aggregate

Lessee shall provide to Lessor at the commencement of this lease a Certificate of Insurance evidencing the aforementioned coverage, and naming Lessor and any mortgagee if applicable as an additional insured at all times during the term of this lease and any renewal period. Such insurance certificate shall provide that such policies shall not be canceled without at least thirty days prior written notice to the Lessor and Lessee.

Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom), Lessor and Lessee mutually agree for themselves and for anyone claiming by, through or under Lessee that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying the premium the amount of such extra premium.

11. SURRENDER. Upon the expiration or other termination of this lease, Lessee shall remove all of its goods and effects, and will peaceably yield up to the Lessor the Premises broom clean and in the same condition as at the commencement of this lease, or as they may be put during the term, reasonable wear and tear excepted. Lessee shall immediately repair all damage or injury to the Premises, fixtures, appurtenances and equipment or to the Building caused by Lessee's installation or removal or personal property or resulting from the negligence or tortious conduct of Lessee, its servants, employees, agents or visitors. Lessee shall also deliver to the Lessor all keys and locks to the Premises. In the event that the Lessee fails to remove any of Lessee's property from the Premises, Lessor is authorized, without liability to Lessee for the loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or

private sale, without notice any or all of the property not so removed and to apply the proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

12. DEFAULT. In the event that (a) the Lessee shall default in the payment of the rent, expenses or other sum specified in this lease and such default shall continue for ten (10) business days after written notice thereof (provided that no notice will be required if notice has already been given twice in the preceding twelve (12) month period); or (b) the Lessee shall default in the performance or observance of any other covenant, term or condition under this lease, and such default is not corrected within thirty (30) days after written notice thereof (provided that if such default may be cured but is not susceptible of being cured within such period, and Lessee diligently attempts to cure such default, then such period shall be extended to ninety (90) days), or (c) the Lessee or any guarantor hereunder shall be declared bankrupt or insolvent according to the law, or if any assignment shall have been made of the Lessee's property for the benefit of creditors, then the Lessor shall have the right to terminate this lease and may at any time thereafter, without being liable to any prosecution for reentering, reenter the Premises and recover complete possession thereof, and to remove the Lessee's effects without prejudice to any remedies which might be otherwise used for arrears in rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term; provided that Lessee has vacated the Premises, Lessor agrees to use reasonable efforts to relet the Premises in order to mitigate the damages to which it would be entitled hereunder and under applicable law. If the Lessor makes any expenditure or incurs any obligations for the payment of money in connection with any default by Lessee, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate set out in clause 3 hereof and costs, shall be paid to the Lessor by the Lessee as additional rent. Time shall be of the essence in the performance of any of Lessee's obligations herein.

13. FIRE, CASUALTY AND EMINENT DOMAIN. Should a substantial portion of the Premises, or the Building in which the Premises is located, be damaged by fire or other casualty, or be taken by eminent domain, the Lessor may elect to terminate this lease by giving written notice to the Lessee. For purposes of the preceding sentence, a "substantial portion" shall mean at least fifty percent (50%) of the floor area of the Premises or thirty percent (30%) of the Building. When such fire, casualty or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Lessee may elect to terminate this lease by giving written notice to the Lessor if: (a) the Lessor fails to give written notice within thirty days of its intention to restore the Premises, or (b) the Lessor fails to restore the Premises to a condition substantially suitable for their intended use within ninety days of said fire, casualty or taking. Lessee acknowledges that Lessor shall not be obligated to make any repairs or perform any restoration work to any movable fixtures or personal property of Lessee. The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee has for damages or injury to the Premises for any taking by eminent domain, except for damage to the Lessee's fixtures, property or equipment.

14. SUBORDINATION. This lease shall be subject to and subordinate to any mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part, provided that the holder

of such deed of trust or other instrument shall agree in writing not to disturb Lessee's possession of the Premises during the term hereof (including any extension term), upon performance by Lessee of all of its obligations hereunder. The Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show subordination of this lease to said mortgages, deed of trust or other such instrument in the nature of a mortgage.

15. SUBLETTING AND ASSIGNMENT. Lessee shall not sublet or assign the whole or any part of the Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, except that assignments or subletting to entities controlling, controlled by or under common control with Lessee shall not require Lessor's consent. Notwithstanding any such consent (or permitted assignment or subletting), Lessee shall remain liable to Lessor for the full performance of the covenants and conditions of this lease. However, if Lessee proposes to assign this Lease to a buyer of the self-storage facility operated by Lessee at the Premises and if such proposed assignee has substantial assets relative to the Lessee's obligations hereunder, Lessee may request that Lessor consent to relieving the Lessee named hereunder (or any guarantor) from its obligations under this Lease. In such case, Lessor agrees not to unreasonably withhold its consent to such request (Lessee recognizes that Lessor may be required to obtain its mortgagee's consent to such request. If so, Lessor agrees to use reasonable efforts to obtain such consent but shall not be required to give its consent until such mortgagee's consent is obtained). For purposes of this Lease, any transfer of a controlling interest of the capital stock or other ownership interest of Lessee shall be deemed to be an assignment of this Lease.

The rental of storage units to the customers of Lessee in the normal course of business shall not be considered a subletting under the terms of this paragraph.

16. COMPLIANCE WITH LAWS. The Lessee agrees to conform to all the laws, by-laws, rules and regulations of all governmental authorities which have jurisdiction over the Premises, and to save the Lessor harmless from any fines, penalties or other costs related to any violations regarding the Premises by Lessee. Without limiting the foregoing, Lessee shall not release or discharge any hazardous materials on, at or from the Premises, as described in Paragraph 4(f) above.

17. INSPECTION. The Lessee agrees that the Premises shall be open to inspection by Lessor or its agents at reasonable times and upon reasonable notice.

18. BROKER'S FEE. Lessee and Lessor represent that there are no brokers involved in this transaction and that there are no brokers fees due as a result of the execution of this Lease. Each party agrees to hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this lease or the negotiation thereof.

19. PARTNERSHIP: NO PERSONAL LIABILITY. In the event that the Lessor is a partnership or a trustee, no such partnership or trustee nor any beneficiary nor any shareholder of said trust and no partner, General or Limited, of such partnership shall be personally liable to anyone under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim of damage or cause at law or equity arising out of the use or

occupancy of the Premises, the use or the maintenance of the Building or its approaches and equipment.

20. REPRESENTATIONS. Both Lessor and Lessee represent and warrant that they each have the full right, power and authority to execute and perform this lease. The signatories on behalf of the parties each warrant and represent that they have the authority to enter into this lease and that each party will rely on these representations.

21. INTERPRETATION. This lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state of New Hampshire.

22. SUCCESSORS AND ASSIGNS. All the provisions of this lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective successors, legal representatives and assigns.

23. REMEDIES. The remedies herein granted to Lessor shall be cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

24. WAIVER: No consent or waiver, express or implied by Lessor, to or of any breach of any covenant, condition or duty of Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

25. SEPARABILITY. If any provision of this lease or any portion of such provision or the application thereof to any person or circumstance is held invalid, the remainder of the lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

26. SECURITY DEPOSIT. Lessee has deposited with Lessor contemporaneously with its delivery to Lessor of executed counterparts of this Lease $24,000, or a letter of credit in such amount in form reasonably acceptable to Lessor (the "Security Deposit") as security for the full and faithful payment and performance by Lessee of its obligations under this Lease. Lessor may use the Security Deposit to cure any Event of Default by Lessee and Lessee shall immediately pay to Lessor on demand, as additional rent, the amount so expended and such additional amount as is required to cause the Security Deposit at all times to equal the amount set forth above. Upon the expiration (or earlier termination) of the Lease term , Lessor shall inspect the Premises, make such deduction from the Security Deposit as may be required to cure any Event of Default by Lessee hereunder, and, if Lessee is not then in default hereunder, pay the balance of the Security Deposit, if any, to Lessee within 30 days of such expiration or termination. If Lessee is in default hereunder at the time of such termination or expiration, then Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee's liability to Lessor hereunder and shall pay the balance, if any, to Lessee within such 30 day period. If the Security is in the form of a letter of credit, and such letter expires prior to the expiration date of this Lease, Lessor may draw on the letter of credit in the full amount thereof if a substitute letter meeting the requirements hereof is not delivered to Lessor thirty (30) days prior to the expiration of such letter. The proceeds of such draw shall be held as the Security Deposit. If the Security is in the form of a cash deposit, Lessor agrees to hold such

deposit in an interest-bearing account, and provided that Lessee is not in default of its monetary obligations hereunder (beyond any applicable grace period), to pay such interest to Lessee not less frequently than annually.

27. INTERRUPTION OF SERVICES. Lessor shall not be liable to Lessee for any interruption of utility or similar services to the Building, it being understood that Lessee shall look solely to the provider of such services for any compensation or redress. Notwithstanding the foregoing, if any such interruption of service is attributable to the negligence of Lessor or its agents, employees, contractors or subcontractors and as a result thereof the Lessee loses the use of the Premises (or is required to close its business at the Premises) for more than two consecutive business days, then Lessee shall be entitled to a just and proportionate abatement of base rent during the period of such interruption.

28. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified or registered mail, return receipt requested, to the addresses first stated above.

29. ENTIRE AGREEMENT. This lease contains the entire understanding between the parties and may only be modified in writing and executed by both parties hereto. Lessor has made no representations with respect to the Premises except as expressly set forth herein.

In Witness Whereof, the parties agree that the above represents all the terms and conditions of their agreement. Dated as of this 31st day of January, 2001.

LESSOR:
ONE CHESTNUT STREET LIMITED PARTNERSHIP
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

____
Michael L. Tichnor
President

LESSEE:
STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C.,
a Delaware limited liability company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By:______________________________
Bruce F. Taub
Senior Vice President-Acquisitions

LESSOR:
ONE CHESTNUT STREET LIMITED PARTNERSHIP
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

____
Michael L. Tichnor
President

LESSEE:
STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C.,
a Delaware limited liability company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By:________________________________
Bruce F. Taub
Senior Vice President-Acquisitions

Basement 1(a)

Schedule One



Northeast elevator
Elevator
Stair
Vault

One Chestnut Street, Nashua, NH.

GATEWAY SELF-STORAGE

N →

* Outlined areas are building utilities or common areas.

First Floor
1(b)

Schedule One



5x10
5x10
5x10
5x10
5x10
ROLL-UP DOOR
Elevator
Stairwell
Northeast elevator
5x8
Office
10x15
10x15
10x10
10x10
5x10
5x5
5x5
5x5
10x10
10x10
ROLL-UP DOOR
LOADING
Storage / Loading
46'
12'4"

*outlined areas are the Premises

Chestnut Street

1

Fifth Floor
1(c)

Schedule One


FIFTH FLOOR
Northeast elevator
outlined areas are the premises
N
GATEWAY
SELF STORAGE
Nashua, New Hampshire

AMENDMENT TO LEASE AGREEMENT
(ESS Site # 0738)

This **AMENDMENT TO LEASE AGREEMENT** (this "Amendment") is made and entered into as of the 31st day of January, 2017 (the "Effective Date"), by and between **ONE CHESTNUT STREET LIMITED PARTNERSHIP**, as lessor ("Lessor"), and **STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C.**, as lessee ("Lessee").

WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 31, 2001 (the "Lease"), whereby Lessor leased to Lessee certain premises within the building located at One Chestnut Street, Nashua, New Hampshire (the "Building"); and

WHEREAS, Lessor and Lessee desire to enter into this Amendment in order to, among other things, lease to Lessee additional space within the Building and to extend the term of the Lease, all upon the terms and conditions set forth herein.

NOW THEREFORE, for the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the undersigned parties agree as follows:

1. **Recitals**. The foregoing recitals are true and correct in all respects and are hereby made a part of this Amendment for all purposes. As used herein, the phrase "Amended Lease" shall mean the Lease as amended by this Amendment.

2. **Ratification**. Lessor and Lessee acknowledge and agree that the Lease is in full force and effect and that, unless changed by the terms of this Amendment, all terms and provisions contained in the Lease remain unchanged. Any capitalized terms not defined in this Amendment shall have the meanings given to them in the Lease.

3. **Options to Extend**. Section 2 of the Lease provides that Lessee shall have four (4) five (5) year options to extend the Lease upon the expiration of the initial term thereof. Lessor and Lessee acknowledge that Lessee previously exercised the first and second options to extend the Lease pursuant to Section 2 of the Lease and that the Lease is currently in the second option term which expires on December 31, 2020. Lessee hereby exercises the third and fourth options to extend the Lease as provided in Section 2 of the Lease. Therefore, the term of the Amended Lease shall expire on December 31, 2030 (the "Expiration Date"), unless terminated earlier or extended in accordance with the Amended Lease. Each of the third and fourth option terms shall be upon all of the terms and provisions of the Lease, including the payment of base rent for each calendar year thereof calculated in accordance with Section 3 of the Lease, except as modified by this Amendment. Lessor hereby grants Lessee an additional four (4) five (5) year options to extend the Amended Lease following the Expiration Date. Each such option term shall be upon all of the terms and provisions of the Lease, including the payment of base rent for each calendar year thereof calculated in accordance with Section 3 of the Lease, except as modified by this Amendment. Such options to extend shall be automatically exercised by Lessee

without any action by Lessee, unless Lessee gives notice (a "No Extend Notice") to Lessor of Lessee's election not to exercise any such option to extend not less than 180 days prior to the end of the then current term of the Amended Lease, time being of the essence with respect to the giving of such notice. If Lessee exercises all four of its additional options to extend as provided herein, then the Amended Lease shall expire on December 31, 2050, unless earlier terminated as provided in the Amended Lease. However, if Lessee timely gives a No Extend Notice, then the Amended Lease will expire and terminate at the end of the then current term of the Amended Lease and Lessee will have no further rights or options to extend the term of the Amended Lease.

4. **Additional Leased Space**. Effective March 1, 2017, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, a portion of the seventh floor of the Building known as Sections 7A and 7B and containing approximately 14,000 square feet of floor area (the "Additional Space") as depicted on the attached Exhibit "A" commencing on March 1, 2017, and continuing thereafter for a term that is co-terminus with the term of the Amended Lease with respect to the original Premises as provided in Section 3 hereof. Lessee shall lease the Additional Space upon all of the same terms and provisions of the Amended Lease with respect to the original Premises, except as otherwise expressly provided in this Section 4 or Section 5 below. Base rent for the Additional Space shall be at a rate of $3.12 /square foot, which rate shall apply from March 1, 2017 through December 31, 2017, at which time base rent for the Additional Space shall be adjusted annually in accordance with Section 3 of the Lease. The first month's base rent for the Additional Space shall be prorated appropriately if the Effective Date is a day other than the first of a calendar month. Base rent for the Additional Space shall be paid monthly, in advance, on or prior to the first day of each calendar month, together with the base rent for the remainder of the Premises. The amount paid as additional rent for the reimbursement of real estate taxes as described in Section 3 of the Lease shall be increased from 13.8% to 16.1%.

The word "Premises", as used in the Lease or this Amendment shall hereafter mean, collectively, the Premises (as defined in the Lease) and the Additional Space.

In connection with Lessee's permitted use of the Additional Space, Lessor expressly grants to Lessee and its invitees the non-exclusive right to use the elevator and the common areas outside of the 7th floor elevator adjacent to the Additional Space, subject to the terms and provisions of the Amended Lease. Section 7 of the Lease is hereby amended to reflect such non-exclusive right.

5. **Use and Alterations**. Lessee's use of the Additional Space shall be subject to the terms and conditions of Section 4 of the Lease. Section 5 of the Lease is hereby amended to allow for Lessee to convert the Additional Space into self-storage units and to perform alterations and tenant improvements thereto for such purpose. Lessor expressly consents to such alterations and tenant improvements, subject to Lessor's approval of detailed plans and specifications for such alterations and tenant improvements, which approval shall not be unreasonably withheld. Such alterations and improvements shall be similar in concept to the self-storage buildout which currently exists in Lessee's fifth floor Premises. Lessee shall cause such alterations and tenant improvements to be performed in a professional and workmanlike manner and in compliance with all applicable laws, rules and regulations, and Lessee shall not permit

any mechanic's liens to remain on the Premises or the Additional Space in accordance with Section 5(d) of the Lease.

6. **Notices**. Section 28 of the Lease is hereby amended so that delivery by overnight delivery (UPS or FEDEX) is also an acceptable method of providing notice. In addition, the addresses for notice are hereby amended to the following addresses, which may be changed upon ten (10) days written notice to the other party.

If to Lessor:

One Chestnut Street Limited Partnership
One Chestnut Street Suite 342
Nashua, NH 03060
Attn: Michael L. Tichnor

If to Lessee:

Storage Acquisition Nashua Chestnut Street LLC
c/o Extra Space Storage
2795 E. Cottonwood Pkwy #400
Salt Lake City, UT 84121
Attn: Legal Department

7. **Authorization**. Lessor and Lessee each represents and warrants to the other party that it has the legal authority to enter into this Amendment and that the person signing on behalf of Lessor or Lessee, as applicable, is authorized to do so.

8. **Entire Agreement**. This Amendment, together with the Lease, contain the final, exclusive and entire agreement between Lessor and Lessee with respect to the subject matter hereof and may not be amended except in writing signed by both parties.

9. **Counterparts**. This Amendment may be executed in separate and multiple counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same instrument.

10. **Brokers.** Lessor and Lessee each represent that no broker or other third party has been involved in the negotiation of this Amendment and that no broker or other third party is entitled to a commission or fee for the execution of this Amendment. Lessor and Lessee agree to indemnify and hold harmless the other from any claim by a broker or other third party for a commission or fee related to this transaction.

11. **Insurance**. Section 10 of the Lease is hereby amended by inserting at the end thereof the following:

> "Throughout the term of this Lease, Lessee shall maintain the following insurance policies: (A) insurance covering the full value of all alterations. additions and improvements in and to the Premises, naming Lessor and Lessor's mortgagee as additional loss payees as their interests may appear, and (B) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Lessee or others) in the Premises or otherwise placed in or about the Building by or on behalf of Lessee. Lessee's's insurance shall provide primary coverage to Lessor when any policy

issued to Lessor provides duplicate or similar coverage, related to Lessee's obligations, and, in such circumstance, Lessor's policy will be excess over Lessee's policy. Lessee shall furnish to Lessor certificates of such insurance and such other evidence satisfactory to Lessor of the maintenance of all insurance coverages required hereunder at least 10 days prior to each renewal of such insurance policies, and Lessee shall obtain a written obligation on the part of each insurance company to notify Lessor at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form and issued by companies reasonably satisfactory to Lessor. If Lessee fails to comply with the foregoing insurance requirements or to deliver to Lessor the certificates or evidence of coverage required herein, Lessor, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Lessee shall pay to Lessor on demand the premium costs thereof.

Throughout the term of this Lease, Lessor shall maintain property insurance for the Building's replacement value (excluding property required hereunder to be insured by Lessee), less a commercially-reasonable deductible if Lessor so chooses. The foregoing insurance policy and any other insurance carried by Lessor shall be for the sole benefit of Lessor and under Lessee's sole control, and Lessee shall have no right or claim to any proceeds thereof or any other rights thereunder.

Lessor and Lessee each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Lessor's or Lessee's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such damage, theft, destruction or loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party."

12. **Fire or other Casualty**. Section 13 of the Lease is hereby amended by deleting such Section 13 in its entirety and inserting in its place the following:

"(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Lessor shall, within 90 days after such Casualty, deliver to Lessee a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b) Lessee's Rights. If a material portion of the Premises is damaged by Casualty such that Lessee is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Lessor estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Lessee may terminate this Lease by delivering written notice to Lessor of its election to terminate within 30 days after the Damage Notice has been delivered to Lessee.

(c) Lessor's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Lessor estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Lessor, and such damage occurs during the last two years of the term of this Lease, (3) regardless of the extent of damage to the Premises, Lessor makes a good faith determination that restoring the Building would be uneconomical, or (4) Lessor is required to pay any insurance proceeds arising out of the Casualty to a Lessor's mortgagee, then Lessor may terminate this Lease by giving written notice of its election to terminate to Lessee within 30 days after the Damage Notice has been delivered to Lessee.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty as aforesaid, then Lessor shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Lessor shall not be required to repair or replace any alterations, additions or improvements within the Premises (which shall be promptly and with due diligence repaired and restored by Lessee at Lessee's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Lessee or others in the Premises or the Building, and Lessor's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Lessor for the Casualty in question. If this Lease is terminated under the provisions of this Section 13, Lessor shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and additions in the Premises (and, if Lessee has failed to maintain insurance on such items as required by this Lease, Lessee shall pay Lessor an amount equal to the proceeds Lessor would have received had Lessee maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Lessor's repairs (or until the date of termination of this Lease by Lessor or Lessee as provided above, as the case may be), unless Lessee or any employee, agent, contractor or invitee of Lessee caused such damage, in which case, Tenant shall continue to pay rent without abatement."

13. **Estoppel Certificates**. After Section 29 of the Lease, there is hereby inserted a new Section 30 as follows:

> "30. Estoppel Certificates. From time to time, Lessee shall furnish to any party designated by Lessor, within ten days after Lessor has made a request therefor, a certificate signed by Lessee confirming and containing such factual certifications and representations as to this Lease that Lessor may reasonably request."

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed.

ONE CHESTNUT STREET LIMITED PARTNERSHIP

BY: TICHNOR PROPERTIES, INC., its General Partner

By: ____________________
Name: Michael L. Tichnor
Its: President

STORAGE ACQUISITION NASHUA CHESTNUT STREET, LLC

BY: ESS SUSA HOLDINGS LLC, its sole member

BY: EXTRA SPACE STORAGE LLC, its sole member

By: ____________________
Name: DAVID L RASMUSSEN
Its: Manager

EXHIBIT "A"

Plan of Additional Space

ONE CHESTNUT STREET - SEVENTH FLOOR
EXTRASPACE STORAGE - EXHIBIT "A"



7A 10,100 sf
7B 3,900 sf
ONE CHESTNUT STREET
FLOOR LAYOUT PLAN
TICHNOR BUILDING
TICHNOR PROPERTIES
ONE CHESTNUT STREET

NOTICE OF LEASE

Pursuant to the provisions of NH RSA 477:7-a, notice of lease is hereby given as follows:

I. Name and Address of Lessor:

ONE CHESTNUT STREET LIMITED PARTNERSHIP of Post Office Box 3753, Nashua, NH 03061.

Name and Address of Lessee:

STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C., c/o Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103.

II. Date of Execution of the Lease:

January 31, 2001.

III. Description of the Leased Premises:

The following spaces in the building located at **One Chestnut Street, Nashua, New Hampshire,** to wit: approximately 40,000 square feet located in the basement, such space consituting the entire basement floor, exclusive of all utility areas, rest rooms, and other common areas; approximately 2,350 square feet of space located on the first floor, such space consisting of approximately 1,325 square feet of warehouse space located in the northeast corner of the building and 1,025 of space located within the north loading dock nearest to the northeast stairwell; and approximately 17,350 square feet located on the fifth floor of the building, such space constituting the eastern side of the fifth floor.

IV. Term of the Lease:

See paragraph V below.

V. Date of Commencement of Term and Rights of Extension and Renewal:

The term of the lease commences as of January 31, 2001 and continues until December 31, 2010.

The term is subject to four (4) five (5) year options to extend. Upon the expiration of the initial term and each of the first three extension terms, the lease shall be automatically extended, without action by any party, unless Lessee notifies Lessor of its election not to exercise its extension option, by written

notice provided to Lessor not later than the date which is 270 days prior to the end of the then-current term. If Lessee exercises all four of its extension options, the lease terminates on December 31, 2030.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERMS, RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT.

Dated this 31st day of January, 2001.

ONE CHESTNUT STREET
LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

By: ______________________
Michael L. Tichnor
President
Duly Authorized

STORAGE ACQUISITION
NASHUA CHESTNUT STREET,
L.L.C., a Delaware limited liability
company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company
Its: Sole Member

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By: ______________________
Bruce F. Taub
Senior Vice President-Acquisitions
Duly Authorized

notice provided to Lessor not later than the date which is 270 days prior to the end of the then-current term. If Lessee exercises all four of its extension options, the lease terminates on December 31, 2030.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERMS, RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT.

Dated this _____ day of January, 2001.

ONE CHESTNUT STREET
LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

By: ________________________

Michael L. Tichnor
President
Duly Authorized

STORAGE ACQUISITION
NASHUA CHESTNUT STREET,
L.L.C., a Delaware limited liability
company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company
Its: Sole Member

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By: ________________________
Bruce F. Taub
Senior Vice President-Acquisitions
Duly Authorized

COMMONWEALTH OF MASSACHUSETTS

County of ________________ ________________, 2001

The foregoing instrument was acknowledged before me this _____day of January 2001, by Michael L. Tichnor of Tichnor Properties, Inc. on behalf of One Chestnut Street Limited Partnership, a Delaware limited partnership.

____
Notary Public
My Commission Expires:

STATE OF TENNESSEE

County of Shelby January 31, 2001

The foregoing instrument was acknowledged before me this 31st day of January 2001, by Bruce F. Taub of Storage USA, Inc., a Tennessee corporation, on behalf of Storage Acquisition Nashua Chestnut Street, L.L.C., a Delaware limited liability company.

William A Carson II
Notary Public
My Commission Expires: Dec. 29, 2003

WILLIAM A. CARSON, II NOTARY PUBLIC AT LARGE SHELBY COUNTY, TENNESSEE

COMMONWEALTH OF MASSACHUSETTS

County of Suffolk January 31, 2001

The foregoing instrument was acknowledged before me this 31st day of January 2001, by Michael L. Tichnor of Tichnor Properties, Inc. on behalf of One Chestnut Street Limited Partnership, a Delaware limited partnership.

Notary Public
My Commission Expires:
JOHN E. RATTIGAN, JR. Notary Public
My commission expires Nov. 5, 2004

STATE OF TENNESSEE

County of Shelby ______________, 2001

The foregoing instrument was acknowledged before me this _____day of January 2001, by Bruce F. Taub of Storage USA, Inc., a Tennessee corporation, on behalf of Storage Acquisition Nashua Chestnut Street, L.L.C., a Delaware limited liability company.

____
Notary Public
My Commission Expires:

TICHNOR PROPERTIES

January 19, 2015

Extra Space Storage
Corporate Office
2795 E. Cottonwood Pkwy #400
Salt Lake City, UT 84121

RE: Lease at One Chestnut Street, Nashua, NH

To Whom It May Concern:

Please find enclosed a revised invoice for February 2015 for the premises located at One Chestnut Street in Nashua, New Hampshire. Please note the following:

1. As per Paragraph 3 of your lease, please be advised the rent shall increase as of January 1, 2015 to $209,300.16 per annum or $17,441.68 per month. This represents a 1.6% cost of living increase as per the Consumer Price Index published in January 2015.

2. In addition, Paragraph 3 of the lease states that the Lessee shall pay as additional rent 13.8% of all real estate taxes above the Fiscal Year 2001 base year real estate taxes. Please be advised that the real estate taxes have increased from $62.672.00 in FY 2001 to $122,558.00 in the current fiscal year, an increase of $59,870.00. Your 13.8% share of this increase is $8,648.74, payable within 30 days. I have enclosed a copy of the new tax bill for your records.

Please call me if you have any questions on the enclosed.

Sincerely,

Claire Edwards
Office Manager
Tichnor Properties, Inc
One Chestnut Street
Nashua, NH 03060

TICHNOR PROPERTIES

One Chestnut Street
Nashua, NH 03060
Tel: (603) 595-0140

P.O. Box 3753
Nashua, NH 03060
www.tichnorproperties.com

January 20, 2016

Extra Space Storage
Corporate Office
2795 E. Cottonwood Pkwy #400
Salt Lake City, UT 84121

RE: Lease at One Chestnut Street, Nashua, NH

To Whom It May Concern:

Please find enclosed the invoice for February 2016 for the premises located at One Chestnut Street in Nashua, New Hampshire. Please note the following:

1. As per Paragraph 3 of your lease, please be advised the rent shall increase as of January 1, 2016 to $209,509.50 per annum or $17,459.12 per month. This represents a 0.10 % cost of living increase as per the Consumer Price Index published in January 2016.

2. In addition, Paragraph 3 of the lease states that the Lessee shall pay as additional rent 13.8% of all real estate taxes above the Fiscal Year 2001 base year real estate taxes. Please be advised that the real estate taxes have increased from $62.672.00 in FY 2001 to $125,304.00 in the current fiscal year, an increase of $62.632.00. Your 13.8% share of this increase is $8,643.22, payable within 30 days. I have enclosed a copy of the new tax bill for your records.

Please call me if you have any questions on the enclosed.

Sincerely,

Claire Edwards
Office Manager
Tichnor Properties, Inc
One Chestnut Street
Nashua, NH 03060

STORAGE USA®

Storage Acquisition Nashua Chestnut Street, L.L.C.
Property No. 738

June 7, 2005

BY FEDERAL EXPRESS

One Chestnut Street Limited Partnership
128 Bridge Street
Newton, Massachusetts 02458-1129
Attention: Michael Tichnor

Re: Lease dated as of January 31, 2001, by and between One Chestnut Street Limited Partnership, as landlord ("Landlord"), and Storage Acquisition Nashua Chestnut Street, L.L.C., as tenant ("Tenant") (the "Lease")

Ladies and Gentlemen:

Reference is made to the above-referenced Lease. Pursuant to the Lease, Tenant leases from Landlord land and improvements located in Nashua, New Hampshire with a common address of One Chestnut Street on which Tenant operates a self-storage facility (the "Premises").

Pursuant to that certain Purchase and Sale Agreement dated as of May 5, 2005, the self-storage business of Storage USA is being sold to a wholly owned subsidiary of Extra Space Storage, Inc., a publicly-traded real estate investment trust ("Extra Space"), and a series of joint ventures between Extra Space and The Prudential Life Insurance Company of America (the "Joint Ventures"). In connection with this transaction, Extra Space will acquire, directly or indirectly, 100% of the membership interests in Tenant through a series of transfers. After the closing of this transaction (the "Closing"), the property will be managed by a subsidiary of Extra Space.

To the extent required by the Lease, Tenant hereby requests your consent to the acquisition by a wholly owned subsidiary of Extra Space, directly or indirectly, of 100% of the membership interests in Tenant.

Please indicate Landlord's consent to the acquisition by a wholly owned subsidiary of Extra Space of 100% of the membership interests in Tenant as described above by signing this letter on the space indicated below and then returning an executed original to the

undersigned. Landlord, by its execution below, further agrees to execute and deliver such other documents and instruments as may be reasonably necessary to evidence the foregoing consent.

Should you have any questions, feel free to contact Lee Harkavy at 901/252-2012 or our legal counsel in this matter, Lee Berner at Hogan & Hartson L.L.P., who may be reached at 703/610-6137. Thank you in advance for your assistance in this matter.

Sincerely,

STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C.

By: Storage Acquisition Portfolio, L.L.C., its Sole Member

By: SUSA Partnership, L.P., its Manager

By: Security Capital Self Storage Incorporated, its General Partner

By: [signature]
Name: Lee A. Harkavy
Title: Senior Vice President Business Development

CONSENTED AND AGREED:

ONE CHESTNUT STREET LIMITED PARTNERSHIP

By:____________________
Name:____________________
Title:____________________

Date:________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, dated as of August 15, 2001, is made by and between **STORAGE ACQUISITION NASHUA CHESTNUT STREET L.L.C.**, with a principal place of business at 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103 (hereinafter the "Tenant"), **ONE CHESTNUT STREET LIMITED PARTNERSHIP** of One Chestnut Street, Nashua, New Hampshire (hereinafter the "Borrower" and the "landlord"), and **METROWEST BANK**, a Massachusetts banking corporation with its principal place of business at 15 Park Street, Framingham, Massachusetts, 01701 (hereinafter the "Bank"), the mortgagee under a certain Commercial Mortgage and Security Agreement, and Conditional Assignment of Leases and Rents granted by the Borrower to the Bank dated ____________________ (hereinafter the "Mortgage") recorded together herewith with the Hillsborough County Registry of Deeds (hereinafter the "Registry").

WITNESSETH:

WHEREAS, the Borrower is the owner of real property with buildings and improvements thereon located at One Chestnut Street, Nashua, New Hampshire (hereinafter the "Premises"), as further described in a certain Deed from Alan J. Tichnor and Marjorie K. Tichnor to Borrower recorded with said Registry at Book 5399, page 1950.

WHEREAS, the Tenant has entered into a certain Lease Agreement between the Landlord and the Tenant dated January 31, 2001 (hereinafter the "Lease"), for a portion of the Premises.

WHEREAS, the Borrower has entered into a loan arrangement with the Bank pursuant to which the Borrower has granted a mortgage in the Premises to the Bank and collaterally assigned the Borrower's interest in the Lease to the Bank, as provided in the Mortgage.

WHEREAS, the Bank has indicated that the Bank required as a condition to the establishment of such loan arrangement an agreement with the Tenant as to the priority of the Lease and the relative rights of the Bank and Tenant thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the Tenant, the Borrower, and the Bank hereby agree as follows:

1. Representations by Tenant and Borrower.

The Tenant and the Borrower hereby represent and warrant the following:

A. That the Lease is a complete statement of the Agreement between the parties thereto with respect to the letting of the Premises.

B. That the Lease is currently in full force and effect according to its terms (the term thereof having commenced), and is binding obligation of the Tenant as of the date hereof.

C. That the Tenant is not now in default under any term or terms of the Lease and that it has no knowledge of any default or claim of default on the part of, or claim of offset against the rent or any other sum or sums payable under the terms of the Lease to the Borrower under the Lease.

D. That the Tenant has not made any assignment for the benefit of creditors nor filed any petitions or instituted any proceedings under the bankruptcy or similar laws of the United States or of any state, and that there are currently no such petitions or proceedings pending or threatened against the Tenant.

2. Consent to Assignment by Tenant.

The Tenant hereby consents to the Assignment of the Lease and the rents thereunder to the Bank pursuant to the terms of the Mortgage. Upon notification by the Bank to the Tenant of the exercise of the Bank's rights under the Mortgage, the Tenant shall pay rent and any other sums payable under the terms of the Lease directly to the Bank. Borrower hereby irrevocably authorizes and directs Tenant to make such payments to Bank following receipt of such notice and agrees Tenant shall have the right to rely on such notice without any obligation to make inquiry regarding the existence of any defaults and notwithstanding any notice or claims of Borrower to the contrary. Without limiting the foregoing, the Tenant hereby acknowledges and agrees that the Bank shall have no duties or obligations with respect to the Lease until the Bank has notified the Tenant of the Bank's assumption of the Borrower's obligations under the Lease.

3. Covenants.

Regardless of whether or not the Bank has notified the Tenant of the exercise of the Bank of its rights under the Mortgage, the Tenant hereby agrees as follows:

A. Not to amend or modify the Lease or any term thereof, nor consent to or accept any such amendment or modification thereof, without the written consent of Bank which consent shall not be unreasonably withheld or delayed.

4. Bank's Opportunity to Cure Default.

Regardless of whether the Bank has notified the Tenant of the Bank's exercise of its rights under the Mortgage, the Tenant shall notify the Bank of any default on the part of the Borrower under the Lease. No such default shall entitle or allow the Tenant to cancel or terminate the Lease or abate the rent or any other sums owing thereunder, or exercise any other remedy afforded by the Lease or applicable law, unless the Bank fails to cure or cause to be cured, the specified default within thirty (30) days of receipt of such notice, or within such longer time as may be required for cure due to the nature of such default, provided the cure is

commenced within said thirty (30) day period and thereafter diligently prosecuted to completion, and provided that said notice is duly given. Notwithstanding the foregoing, Tenant shall at ll times retain the rights to terminate the Lease, as provided therein, and all other rights therein, for any breach of the Landlord's obligations, provided that Tenant has complied with the provisions of this paragraph.

5. **Subordination of Lease.**

The Tenant hereby agrees and acknowledges that the Lease and any extensions of said Lease or its terms shall be subordinate and subject to the lien of the Mortgage and any renewals, extensions, modifications or replacements thereof, as though the Mortgage and any such renewal, extension, modification, or replacement thereof has been executed, acknowledged and delivered prior to the Lease, and recorded prior to the Lease or any notice of the Lease provided that the Lease provisions contained in the Lease, including, without limitation, the Tenant's right to use any insurance proceeds for reconstruction of the Premises in the event of casualty shall supersede any inconsistent provision or obligation under the Mortgage and the other loan documents. Notwithstanding any provision to the contrary, however, the Bank may elect to treat the Lease as superior to the Mortgage, and if requested, Tenant agrees to execute such instruments as shall be reasonably requested by Bank to effect such election provided Tenant shall not assume any liability under such instruments and Borrower shall pay Tenant's reasonable administrative and legal costs in connection therewith.

6. **Attornment by Tenant and Non-Disturbance by Bank.**

The Tenant and Bank further acknowledge and agree that, in the event of the exercise by the Bank of its rights under the Mortgage, and the taking of possession or the acquisition of title by the Bank, pursuant to the Mortgage, whether through foreclosure proceedings or otherwise, Bank will not disturb Tenant's possession under the Lease during the term provided therein, including any extensions of the Lease now provided therein, and the Tenant shall recognize the Bank and its successors, whether through foreclosure sale or otherwise, as the landlord under the Lease and the Lease shall continue as a direct Lease between Bank or its successor, as landlord and Tenant, as Tenant, and in full force and effect in accordance with its terms and the Tenant and Bank or its successor shall be bound thereby. The Tenant agrees that any person to which the Tenant shall attorn hereunder shall not be liable for any action or omission of any prior landlord under the Lease, including the Borrower, nor shall such person be subject to any offset or claims thereof or defenses which the Tenant may have against any prior landlord, including the Borrower. The foregoing attornment and non-disturbance shall be self-operative. The Tenant and Bank shall execute, acknowledge and deliver such evidence thereof as the Bank may from time to time reasonably require confirming such attornment and non-disturbance.

7. **Mortgagee's Interest.**

After the taking of possession or the acquisition of title by the Bank, any claim by Tenant against the Bank under this Subordination and Attornment Agreement shall be satisfied solely out of the interest of the Bank in the Premises, which is currently occupied by the Tenant,

provided, however, that any claim by the Tenant against the Borrower under this Subordination and Attornment Agreement will not be so restricted.

8. **Extensions and Renewals**.

The Agreement shall include and apply to any extension and renewals of the terms permitted by the Lease.

9. **Amendments**.

This Agreement may not be waived, changed or discharged orally, but only by agreement in writing and signed by the Bank, the Borrower and the Tenant, and any oral waiver, change or discharge of its Agreement or any provision hereof shall be without authority and shall be of no force and effect.

10. **Captions**.

Paragraph captions are included herein for reference only, and shall in no way constitute any part of this Amendment nor define or limit any of the provisions hereof.

11. **Severability**.

The invalidity of any provision of this Agreement, as determined by the court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

12. **Successors and Assigns**.

This Agreement shall be binding upon each party's respective heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of each party's successors and assigns.

13. **Notices**.

All notices, demands and other communications made in Agreement shall be made to the following addresses (each of which may be changed upon seven (7) days written notice to all others), given by hand, by telegram, or by certified or registered mail, return receipt requested, as follows:

If the Bank:

MetroWest Bank
15 Park Street
Framingham, MA 01701
Attn: David J. Lahive, Senior Vice President

With a Copy to:	Portnoy & Greene, P.C. 687 Highland Avenue Needham, MA 02494 Attn: Barry D. Greene, Esq.
If to the Tenant:	Storage Acquisition Nashua Chestnut Street, L.L.C. c/o Storage USA, Inc. 175 Toyota Plaza, Suite 700 Memphis, TN 38103 Attn: Acquisitions Department
With a Copy to:	Storage USA, Inc. 175 Toyota Plaza, Suite 700 Memphis, TN 38103 Attn: General Counsel

Any such notice shall be deemed received the earlier of (i) two (2) days after the mailing of such notice in accordance with the terms and conditions and to the address provided above, or (ii) the date on which the notice is delivered by hand or by telegram to the address and to the individual provided above.

14. Applicable Law.

This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts. The Tenant submits itself to the jurisdiction of the courts of said Commonwealth for all purposes with respect to this Agreement and the Tenant's relationship with the Bank.

15. Execution in Counterparts.

This Agreement may be executed in one or more counterparts, but all such counterparts taken together shall constitute one and the same Agreement.

WITNESS the execution under seal the day and year first above written.

TENANT:

STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C., a Delaware limited liability company

By: STORAGE ACQUISITION PORTFOLIO, L.L.C., a Delaware limited liability company, its sole member

By: SUSA PARTNERSHIP, L.P., a Tennessee limited partnership, its manager

By: STORAGE USA, INC., a Tennessee corporation, its general partner

By:________________________

Bruce F. Taub
Senior Vice President

BANK:

METROWEST BANK

By:________________________

Title:

BORROWER:

By:________________________

Title:

STATE OF TENNESSEE

Shelby, ss. August 14, 2001

Then personally appeared before me the above-named Bruce F. Taub, and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of Storage USA, Inc. as the general partner of SUSA Partnership, L.P. as the manager of Storage Acquisition Portfolio, L.L.C. as the sole member of Storage Acquisition Nashua Chestnut Street, L.L.C. before me,

Deborah A. Mitchell
Notary Public
My Commission Expires: 12-29-04

DEBORAH A. MITCHELL NOTARY PUBLIC AT LARGE SHELBY COUNTY, TENN.

COMMONWEALTH OF MASSACHUSETTS

__________________, ss. __________________, 2001

Then personally appeared before me the above-named ____________________, who, being duly sworn, acknowledge the foregoing instrument to be his/her/their free act and deed, and the free act and deed of MetroWest Bank, before me,

____
Notary Public
My Commission Expires: ________________

STATE OF NEW HAMPSHIRE

Hillsborough, ss. SEPTEMBER 10, 2001

Then personally appeared before me the above-named Michael L. Tichnor, President of Tichnor Properties, Inc., General Partner of One Chestnut Street Limited Partnership, who, being duly sworn, acknowledged the foregoing instrument to be his/her/their free act and deed and the free act and deed of One Chestnut Street Limited Partnership, before me,

Carmen L. Bosse
Notary Public
My Commission Expires: CARMEN L. BOSSE, Notary Public My Commission Expires May 23, 2006

U:\carsonw\SUSA\NASHUA\SNDA2.wpd

CONSENT AND AGREEMENT WITH RESPECT TO
TRANSFER OF LESSEE'S OWNERSHIP INTEREST

This Consent and Agreement with Respect to Transfer of Lessee's Ownership Interest is entered into by and among ONE CHESTNUT STREET LIMITED PARTNERSHIP (the "Lessor"), STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C. ("Lessee"), and EXTRA SPACE STORAGE, INC. ("Extra Space").

Reference is made to the following facts:

A. By instrument dated January 31, 2001, Lessor and Lessee entered into a lease (the "Lease") for certain premises (the "Premises") in the Lessor's Building located at One Chestnut Street, Nashua, NH (the "Property").

B. Storage USA, Inc. ("Storage"), the parent company and owner of Lessee, proposes to sell its self-storage business to Extra Space (the "Transaction") and in connection with the Transaction wishes to transfer ownership of 100% of the limited liability membership interest in Lessee to a company majority owned, directly or indirectly, by Extra Space (the "Transfer").

C. Under Paragraph 15 of the Lease, such proposed Transfer is deemed to be an assignment of the Lease that requires the prior written consent of Lessor, which consent shall not be unreasonably withheld.

D. Based upon the assurances from Lessee and Extra Space regarding Lessee's financial condition and Extra Space's business experience set forth herein, and subject to the consent of TD Banknorth, the holder of a mortgage encumbering the Property, Lessor is willing to consent to the Transfer as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1. Lessor consents to the Transfer on the condition that this consent shall not be deemed to be the consent of Lessor to any subsequent assignment, subletting or other transfer of the Lessee's interest in the Lease or the Premises, or any subsequent transfer of the membership or other ownership interests in Lessee.

2. Lessee and Extra Space represent to Landlord as follows:

   a. Lessee's tangible net worth and financial condition immediately following the Transfer shall be equal to the greater of Lessee's tangible net worth and financial condition prior to the Transfer or Lessee's tangible net worth and financial condition as of the commencement date of the Lease.

   b. Extra Space is a reputable company with experience in operating self storage or similar businesses.

   c. Upon consummation of the Transaction and Transfer, 100% of the membership interest in Lessee shall be owned by an entity that is majority-owned, directly or indirectly, by Extra Space.

d. Lessee and Extra Space shall give Lessor written notice promptly following consummation of the Transaction and Transfer.

e. From and after the effective date of the Transfer, the notice address for Lessee shall be:

Extra Space Storage LLC
2795 E. Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
Attention: Charles L. Allen, Senior Vice President, Legal

3. Lessee agrees with Lessor that Lessee shall remain bound by and be fully liable for all tenant obligations under the Lease, including, without limitation, the obligation to pay the rent and other amounts provided for under the Lease, and Lessee and Extra agree with Lessor to be bound by the covenant under the Lease against further assignment, subletting or other transfer of the Lessee's interest in the Lease or the Premises or any subsequent transfer of the membership or other ownership interests in Lessee.

4. Lessee shall reimburse Lessor, upon demand therefor, for Lessor's reasonable administrative costs and all out-of-pocket expenses (including, without limitation, reasonable attorneys' fees of Lessor's outside counsel) incurred in connection with reviewing Lessee's request for Lessor's consent to the Transfer and preparing and processing this Agreement and seeking the consent of Lessor's mortgage lender.

5. This Agreement and Lessor's consent to the Transfer shall not be effective unless and until TD Banknorth, the holder of a mortgage on the Property, has given its written consent hereto. Lessor agrees to use commercially reasonable efforts to obtain such consent from TD Banknorth, but shall not be responsible for any failure or refusal by TD Banknorth to give such consent.

Executed under seal as of the 24th day of June, 2005.

Lessor: ONE CHESTNUT STREET LIMITED PARTNERSHIP

By Tichnor Properties, Inc.
Its General Partner

By [signature]
Michael L. Tichnor
Its: President

170547.2

NYA 738673.2

Lessee: STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C., a Delaware limited liability company

By: Storage Acquisition Portfolio, L.L.C., Delaware limited liability company

By: SUSA Partnership, L.P., a Tennessee limited partnership
Its: Manager

By: Security Capital Self Storage Incorporated
Its General Partner

By: [signature]
Name: Geo Harkrv
Title: SVP

Extra Space: EXTRA SPACE STORAGE, INC.

By [signature]
Its Senior Vice President

CONSENT OF LENDER

The undersigned holder of a mortgage on the Lessor's Property at One Chestnut Street, Nashua, NH and a collateral assignment of Lessor's interest in the Lease hereby consents to the above described Transfer.

TD BANKNORTH

By [signature]
Name: JOHN D. KAULEY
Title: AVP
Dated: 6/29/05

170547.2

NYA 738673.2

NOTICE OF LEASE

Pursuant to the provisions of NH RSA 477:7-a, notice of lease is hereby given as follows:

I. Name and Address of Lessor:

ONE CHESTNUT STREET LIMITED PARTNERSHIP of Post Office Box 3753, Nashua, NH 03061.

Name and Address of Lessee:

STORAGE ACQUISITION NASHUA CHESTNUT STREET, L.L.C., c/o Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, Tennessee 38103.

II. Date of Execution of the Lease:

January 31, 2001.

III. Description of the Leased Premises:

The following spaces in the building located at **One Chestnut Street, Nashua, New Hampshire**, to wit: approximately 40,000 square feet located in the basement, such space consituting the entire basement floor, exclusive of all utility areas, rest rooms, and other common areas; approximately 2,350 square feet of space located on the first floor, such space consisting of approximately 1,325 square feet of warehouse space located in the northeast corner of the building and 1,025 of space located within the north loading dock nearest to the northeast stairwell; and approximately 17,350 square feet located on the fifth floor of the building, such space constituting the eastern side of the fifth floor.

IV. Term of the Lease:

See paragraph V below.

V. Date of Commencement of Term and Rights of Extension and Renewal:

The term of the lease commences as of January 31, 2001 and continues until December 31, 2010.

The term is subject to four (4) five (5) year options to extend. Upon the expiration of the initial term and each of the first three extension terms, the lease shall be automatically extended, without action by any party, unless Lessee notifies Lessor of its election not to exercise its extension option, by written

notice provided to Lessor not later than the date which is 270 days prior to the end of the then-current term. If Lessee exercises all four of its extension options, the lease terminates on December 31, 2030.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERMS, RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT.

Dated this 31st day of January, 2001.

ONE CHESTNUT STREET
LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

By: ______________________

Michael L. Tichnor
President
Duly Authorized

STORAGE ACQUISITION
NASHUA CHESTNUT STREET,
L.L.C., a Delaware limited liability company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company
Its: Sole Member

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By: ______________________
Bruce F. Taub
Senior Vice President-Acquisitions
Duly Authorized

notice provided to Lessor not later than the date which is 270 days prior to the end of the then-current term. If Lessee exercises all four of its extension options, the lease terminates on December 31, 2030.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERMS, RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT.

Dated this _____ day of January, 2001.

ONE CHESTNUT STREET
LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Tichnor Properties, Inc.
Its: General Partner

By: ____________________________

Michael L. Tichnor
President
Duly Authorized

STORAGE ACQUISITION
NASHUA CHESTNUT STREET,
L.L.C., a Delaware limited liability
company

By: Storage Acquisition Portfolio, L.L.C.,
a Delaware limited liability company
Its: Sole Member

By: SUSA Partnership, L.P.,
a Tennessee limited partnership
Its: Manager

By: Storage USA, Inc.,
a Tennessee corporation
Its: Sole General Partner

By: ____________________________
Bruce F. Taub
Senior Vice President-Acquisitions
Duly Authorized

COMMONWEALTH OF MASSACHUSETTS

County of ________________ ________________, 2001

The foregoing instrument was acknowledged before me this _____ day of January 2001, by Michael L. Tichnor of Tichnor Properties, Inc. on behalf of One Chestnut Street Limited Partnership, a Delaware limited partnership.

____
Notary Public
My Commission Expires:

STATE OF TENNESSEE

County of Shelby January 31, 2001

The foregoing instrument was acknowledged before me this 31st day of January 2001, by Bruce F. Taub of Storage USA, Inc., a Tennessee corporation, on behalf of Storage Acquisition Nashua Chestnut Street, L.L.C., a Delaware limited liability company.

William A Carson II
Notary Public
My Commission Expires: Dec. 29, 2003

WILLIAM A. CARSON, II
NOTARY PUBLIC AT LARGE
SHELBY COUNTY, TENNESSEE

COMMONWEALTH OF MASSACHUSETTS

County of Suffolk   January 31, 2001

The foregoing instrument was acknowledged before me this 31st day of January 2001, by Michael L. Tichnor of Tichnor Properties, Inc. on behalf of One Chestnut Street Limited Partnership, a Delaware limited partnership.

[signature]

Notary Public
My Commission Expires:
JOHN E. RATTIGAN, JR. Notary Public
My commission expires Nov. 5, 2004

STATE OF TENNESSEE

County of Shelby   ______________, 2001

The foregoing instrument was acknowledged before me this _____day of January 2001, by Bruce F. Taub of Storage USA, Inc., a Tennessee corporation, on behalf of Storage Acquisition Nashua Chestnut Street, L.L.C., a Delaware limited liability company.

____
Notary Public
My Commission Expires: